SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 26, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that it will participate in the CCBN Virtual Healthcare Conference on December 10, 2002 at 11:15 a.m.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated November 26, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 11/26/02	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contact:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-VISION INC. TO PARTICIPATE IN THE CCBN VIRTUAL HEALTHCARE CONFERENCE

Company to Present at 11:15am EST on December 10, 2002

CINCINNATI – November 26, 2002 – LCA-Vision Inc. (Nasdaq: LCAVD), a leading developer and operator of free-standing laser refractive surgery centers, announced today that it will participate in the CCBN Virtual Healthcare Conference.  The presentation, which is scheduled for 11:15am EST on December 10, 2002, will include an overview of the company’s business model and will provide financial guidance for the fourth quarter 2002 and all of 2003.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s Individual Investor Center at www.companyboardroom.com, or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

LCA-Vision owns and operates 32 LasikPlus laser vision correction facilities in the U.S., plus two in Canada and a joint venture in Europe.

For additional information, please visit the company’s website at www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at 1-800-LasikPlus (1-800-527-4575).

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